Exhibit 10.14

SECOND AMENDMENT TO LEASE

THIS AGREEMENT (this “Agreement”), made the 14th of April, 2011 by and between 500 BI-COUNTY CW NF LLC and 500 BI-COUNTY J.E.S. NF LLC,  Delaware limited liability companies, both with offices at 500 Bi-County Blvd., Farmingdale, New York 11735, successor-in-interest to 500 Bi-County Associates, L.P. (hereinafter referred to as "Landlord") and COLORADO PRIME CORPORATION, (“Colorado”), a Delaware corporation, and DINEWISE, a Nevada Corporation (“Dine”), with offices at 500 Bi-County Boulevard, Farmingdale, New York 11735 (hereinafter collectively referred to as "Tenant").

WITNESSETH:

WHEREAS, Landlord’s predecessor and Colorado entered into an agreement of lease dated as of September 18, 1997, which lease was amended by Lease Modification Agreement dated November 26, 1997, a Second Lease Modification Agreement dated February 11, 1998, Third Lease Modification Agreement dated March 11, 2004 and Fourth Lease Modification Agreement dated February 11, 2010 (collectively, the "Lease") for certain premises consisting of approximately 5,330 rentable square feet of space, in the building (“Building”) located at 500 Bi-County Boulevard, Farmingdale, New York (the “Demised Premises”); and

WHEREAS, the term of the Lease (the “Term”) is scheduled to expire on January 31, 2014; and

WHEREAS, Landlord and Tenant desire to amend the Lease to, inter alia, extend the Term and revise the rent.

NOW, THEREFORE, in consideration of ONE DOLLAR ($1.00) each in hand paid to the other and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the agreements contained herein, it is agreed as follows:

1. Term: The Term shall be extended for an additional period of three (3) years to and including January 31, 2017, unless the Term shall be sooner terminated as provided pursuant to the terms of the Lease (the “Expiration Date”).

2. Rent:  Effective as of February 1, 2011 and continuing through and including January 31, 2012, Paragraph 2.1.3(viii) of  the Third Lease Modification Agreement shall be deemed amended by deleting same and replacing same with “for the thirteenth year of the Term of the Lease, the Rent shall be $75,949.25 per annum, payable in equal monthly installments of $6,329.10.
Additional Tenant:  Dine shall be deemed a co-Tenant of the Premises.

3. All defined terms contained in the Lease shall have the same meaning as set forth herein.

4. Except as modified herein, all of the terms, conditions and obligations set forth in the Lease shall remain in full force and effect.

BALANCE OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF the parties have caused this document to be executed the day and year first above written.

500 BI-COUNTY CW NF LLC
By:  CW Manager L.L.C., its manager

By: /s/ Richard A. Wilpon
Name: Richard A. Wilpon
Title: Manager

500 BI-COUNTY J.E.S. NF LLC
By: 157 Manager L.L.C., its manager

By: /s/ Arthur Friedman
Name: Arthur Friedman
Title: Manager

COLORADO PRIME CORPORATION

By: /s/ Thomas McNeill
Name: Thomas McNeill
Title: VP-CFO

DINE WISE

By: /s/ Thomas McNeill
Name: Thomas McNeill
Title: VP-CFO

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